The Bylaws of Triton Energy Corporation are hereby amended by replacing Article I, Sections 1, 5, 6, 7, 8, 9 and 10 in their entirety with the following:





AMENDMENTS TO TRITON ENERGY CORPORATION BYLAWS

ARTICLE V



OFFICERS



	Section 1. OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors and may include a Chairman of the Board and/or a Chief Executive Officer, and shall include a President, a Vice President, a Secretary and a Treasurer. The
Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers.
Two or more offices may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the Corporation in more than one capacity, if such instrument is required by law, the Articles of Incorporation, these Bylaws or any act of the Corporation to be executed, acknowledged, verified or countersigned by two (2) or more officers. None of the officers need be a director or a shareholder of the Corporation.

* * * * *

	Section 5. THE CHAIRMAN OF THE BOARD. The Chairman of the Board (if one be elected and serving) shall preside at all meetings of the Board at which he may be present and shall perform such other duties as may be assigned to him by the Board. He shall preside at all meetings of the shareholders and Board of Directors unless he shall be absent or unless he shall, at his option, designate the President to preside in his stead at some particular meeting.

	Section 6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer (if one be elected and serving) shall be the ranking and chief executive officer of the Corporation. As such, he shall have, subject only to the Board, general and active management and supervisory powers over the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall have all of the powers granted by the Bylaws to the President, including the power to make and sign contracts and agreements in the name and on behalf of the Corporation. He shall also, in general, have supervisory powers over the President, the other officers, the executive committees, and the business activities of the Corporation, subject to the approval or review of the Board of Directors.

	Section 7. THE PRESIDENT. The President shall be the chief administrative officer of the Corporation. The President may preside at meetings of the Board of Directors and of the shareholders and he shall have power to call special meetings of the shareholders and the directors for any purpose or purposes, appoint and discharge, subject to the approval or review by the Chief Executive Officer and the Board of Directors, employees and agents of the Corporation and fix their compensation, make and sign contracts and agreements in the name and on behalf of the Corporation and shall be ex officio a member of all standing committees. The President shall put into operation such business policies of the Corporation as shall be decided upon by the Board and communicated to the President by the Chief
Executive or otherwise. The President shall, if there is no Chief Executive Officer, or in the absence or disability of the Chief Executive Officer, be the chief executive officer of the Corporation, and perform the duties and exercise the powers of the Chief Executive Officer. He shall see that the books, reports, statements and certificates required by the statutes under which the Corporation is organized or any other laws applicable thereto are properly kept, made and filed according to law; and he shall generally do and perform all acts incident to the office of the President or which are authorized or required by law. The President shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer of the Corporation.

	Section 8. VICE PRESIDENTS. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President.
They shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

	Section 9. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by signature or by the signature of the Treasurer or an Assistant
Secretary. The Secretary also shall perform such other duties and have such other powers as may be permitted by law or as the Board of Directors or the Chief Executive Officer may from time to time prescribe or authorize.

	The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors or the Chief Executive Officer, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the Board of Directors and of shareholders shall be recorded by such person as shall be designated by the Board of Directors.

	Section 10. TREASURER AND ASSISTANT TREASURERS. If a Treasurer is designated as an officer of the Corporation by the Board of Directors, the Treasurer shall have the custody of the corporate funds and securities and shall keep, or cause to be kept, full and accurate accounts and records of receipts and disbursements and other transactions in books belonging to the Corporation and shall deposit, or see to the deposit of, all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall: (a) endorse or cause to be endorsed in the name of the Corporation for collection the bills, notes, checks or other negotiable instruments received by the Corporation; (b) sign or cause to be signed all checks issued by the Corporation; and (c) pay out or cause to be paid out money as the Corporation may require, taking vouchers therefor. In addition, he shall perform such other duties as may be permitted by law or as the Board of Directors or the Chief Executive Officer may from time to time prescribe, authorize or delegate. The Board of Directors may by resolution delegate, with or without power to re-delegate, any or all of the foregoing duties of the Treasurer to other officers, employees or agents of the Corporation, and provide that other officers, employees and agents shall have the power to sign checks, vouchers, orders or other instruments on behalf of the Corporation. The Treasurer shall render the Chief Executive Officer and the Board of Directors, whenever they may require it, an account of his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

	If a Treasurer is not designated as an officer of the Corporation, the functions of the Treasurer shall be performed by the Chief Executive Officer, the President, the Secretary or such other officer or officers of the Corporation as shall be designated by the Board of Directors at any time or from time to time.

	The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors or the Chief Executive Officer, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may be permitted by law or as the Board of Directors or the Chief Executive Officer may from time to time prescribe, authorize or delegate. If required by the Board of Directors, the Assistant Treasurers shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.



	By Order of the Board of Directors

	\\Robert B. Holland, III
 ----------------------------------
	Robert B. Holland, III, Secretary